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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

Carter's, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31829 (Commission File Number)	13-3912933 (I.R.S. Employer Identification No.)
The Proscenium, 1170 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30309 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (404) 745-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

Amended and Restated 2003 Equity Incentive Plan

        On May 12, 2005, shareholders of Carter's, Inc. approved the Amended and Restated 2003 Equity Incentive Plan (the "Amended Plan"). The Amended Plan amended and restated the Company's existing 2003 Equity Incentive Plan (the "Existing Plan"). The material modifications of the Amended Plan are: increasing the maximum number of shares of stock available under the Amended Plan by 1,400,000 shares from 4,344,196 shares to 5,744,196 shares, with no more than 630,000 of such additional shares able to be used for awards other than stock options; limiting the exercise price of stock options and stock appreciation rights to the fair market value of the Company's stock on the date of grant; reducing the number of shares for which stock options may be granted or which can be subject to stock appreciation rights in any calendar year from 4,000,000 to 1,000,000 granted to any individual; prohibiting, without prior stockholder approval, the reduction of the exercise price of any stock option or stock appreciation right through re-pricing other than in accordance with the applicable stockholders approval requirements of the New York Stock Exchange; and limiting those to whom grants under the Amended Plan can be made to employees and directors.

Item 9.01.    Financial Statements and Exhibits.

(c)
Exhibits:

Exhibit 10.1        Amended and Restated 2003 Equity Incentive Plan

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER'S, INC. THE WILLIAM CARTER COMPANY
May 18, 2005	By:	/s/ MICHAEL D. CASEY Michael D. Casey Executive Vice President; Chief Financial Officer

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SIGNATURE